Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of VineBrook Homes Trust, Inc. (the “Company”) for the period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Brian Mitts, Interim President and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 5, 2021	/s/ Brian Mitts
Brian Mitts
Interim President and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)